NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: December 16, 2009

FOR IMMEDIATE RELEASE

Corning Natural Gas Declares Quarterly Dividend

Corning, N.Y. (Wednesday, December 16, 2009) - Corning Natural Gas Corporation's ("CNG") Board of Directors has declared a quarterly dividend of $0.13/share for all shareholders of record on December 31, 2009. "The Company is pleased to announce an increase of $0.01/share for the first quarter of its 2010 fiscal year," said Jerry Sleve, Vice President of Administration of CNG. Dividend payments will be made to shareholders on or about January 15, 2010.

"Shareholders who participate in the Company's Dividend Reinvestment Plan (DRP) will receive additional shares in lieu of a cash dividend payment. Shareholders who wish to participate in the DRP may contact Registrar and Transfer Company at 1-800-866-1340 or their individual broker, or Jerry Sleve, VP - Administration of CNG.

Corning Natural Gas Corporation has a one-hundred six year history as a New York State public utility providing natural gas service in the Finger Lakes region to nearly 15,000 residential, industrial and commercial customers. Learn more at www.corninggas.com

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of Subsection 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

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